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                                                                   EXHIBIT 10.13

                                MULTIPLE ADVANCE
                                    TERM NOTE


$5,234,840.00                                               New Hope, Minnesota
                                                                  March 1, 1999



         1. FOR VALUE RECEIVED, NET RADIO CORPORATION, a Minnesota corporation, its successors and assigns (the "Borrower") promises to pay to the order of NAVARRE CORPORATION, a Minnesota corporation (the "Lender"), at its address at 7400 49th Avenue North, New Hope, Minnesota 55428, the principal sum of FIVE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED FORTY AND 00/100 DOLLARS ($5,234,840.00) plus such additional amounts as may be advanced to or for the benefit of the Borrower for working capital financing through December 31, 1999, in lawful money of the United States and immediately available funds, together with interest on the unpaid balance accruing as of January 1, 1999 at an initial rate equal at all times to one-half percent (0.5%) in excess of the "Prime Rate of Interest" (as hereinafter defined) as the same changes from time to time and is adjusted in the manner hereinafter set forth.

         2. Principal and accrued interest on this Note shall be due and payable on the earlier of (i) June 1, 2001, or (ii) the occurrence of an "Event of Default" (as hereinafter defined) (the earlier of said dates hereinafter referred to as (the "Maturity Date").

         3. The term "Prime Rate of Interest" shall mean the prime rate of interest or reference rate of interest (or equivalent successor rate) published in the Midwest Edition of the WALL STREET JOURNAL as a basis for determining the rate of interest on commercial borrowing, whether or not the Lender makes loans to other parties at, above or below said base rate of interest.

         4. The rate of interest due hereunder shall initially be determined as of the date hereof and shall thereafter be adjusted on the first day of each month (each such day hereinafter being referred to as an "Adjustment Date") to the Prime Rate of Interest in effect on such Adjustment Date. All such adjustments to said rate shall be made and become effective as of the Adjustment Date and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date. Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days but charged for actual days principal is unpaid.

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         5. This Note is a multiple advance note but does not evidence a revolving credit facility. The Borrower acknowledges that as of January 1, 1999, $5,234,840.00 has already been advanced to the Borrower with additional amounts advanced hereunder from January 1, 1999 to December 31, 1999 to be evidenced by subsequent advance confirmations issued by Lender to Borrower and thereby added to the principal balance hereof.

         6. All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest and the remainder thereof to principal (and, in the case of prepayment of principal, to installments of principal in the inverse order of their maturity).

         7. Any one or more of the following events shall constitute an "Event of Default" hereunder and under the documents related hereto:

         (a) the Borrower shall fail to pay when due, any amounts required to be paid by the Borrower under this Note or any other indebtedness of the Borrower to the Lender whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several; or

         (b) the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower as a debtor or a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower of all or substantially all of the assets of the Borrower or of the collateral or any part thereof, shall be appointed in any proceeding brought against the Borrower and shall not be discharged within thirty (30) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower (including without limitation the estate or interest of the Borrower in the collateral or any part thereof) shall be levied upon or attached in any proceeding; or

         (c) final judgment(s) for the payment of money shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

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         (d) the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense) or shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

         (e) any representation or warranty made by the Borrower herein or in other any document related hereto shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified; or

         (f) any material adverse change in the condition of the Borrower (financial or otherwise) which, in the reasonable opinion of the Lender, increases its risk with respect to this Note or any other obligations, or the Lender otherwise in good faith deems itself insecure for any reason with respect to the payment of this Note, any other obligations of the Lender; or

         (g) the Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax or tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

         (h) any property of the Borrower shall be garnished, levied upon, or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of thirty (30) days during which execution has not been effectively stayed.

         8. Notwithstanding anything to the contrary contained herein, if and for so long as an Event of Default, or an event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred and continues or exists, the rate of interest hereunder shall be four and one-half percent (4.5%) per annum in excess of the Reference Rate of Interest in effect at the time such increased rate of interest is imposed. Such increased rate of interest is intended to compensate the Lender for (i) the resulting increased cost of servicing and monitoring the credit facility; and (ii) the increased risk to the Lender.

         9. Upon the occurrence of any Event of Default or at any time thereafter, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall become immediately due and payable, without formal notice or demand.

         10. Upon the occurrence at any time of an Event of Default, the Lender shall have the right to set off any and all amounts due hereunder by the Borrower to the Lender against

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         any indebtedness or obligation of the Lender to the Borrower and while such Event of Default is continuing.

         11. Upon the occurrence at any time of an Event of Default, the Borrower promises to pay all costs of collection of this Note, including but not limited to attorneys' fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

         12. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

         13. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

         14. The Borrower irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to this Note, and any instrument, agreement or document related hereto, and the Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.


                                    NET RADIO CORPORATION


                                    By:   EDWARD A. TOMECHKO
                                       ----------------------------------------

                                          Its   CHIEF EXECUTIVE OFFICER
                                             ----------------------------------





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